                                                                     Exhibit 4.2


                           SECOND AMENDMENT AGREEMENT

         THIS SECOND AMENDMENT AGREEMENT (the "Agreement") is entered as of May 1, 2000 between SHARED TECHNOLOGIES CELLULAR, INC., a Delaware corporation, with its principal place of business at 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109 (the "Borrower") and CITIZENS BANK OF MASSACHUSETTS, a Massachusetts Bank, having an office and place of business at 28 State Street, Boston, MA 02109 (the "Bank").

                                    RECITALS:

         On July 7, 1999, the Bank and the Borrower entered into a Loan Agreement, as amended by that certain First Amendment Agreement dated as of December 3, 1999 (referred to herein collectively as the "Credit Agreement") pursuant to which the Bank extended to the Borrower a Revolving Credit Facility which is presently existing in the maximum aggregate line availability of $10,000,000.00. The Borrower has executed and delivered to the Bank on July 7, 1999 a Secured Revolving Credit Promissory Note in the original principal amount of Ten Million Dollars ($10,000,000.00) (the "Original Note").

         The Borrower and the Bank have agreed to amend the Credit Agreement upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the provisions herein contained, Borrower and the Bank, each intending to be legally bound hereby, agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT.

         The Credit Agreement is amended hereby as follows:

         1. SECTION 1.1 OF THE CREDIT AGREEMENT IS AMENDED BY AMENDING AND RESTATING IN ITS ENTIRETY THE DEFINITION OF "REVOLVING CREDIT COMMITMENT" AS
FOLLOWS:

         ""Revolving Credit Commitment" shall mean Five Million Dollars ($5,000,000.00)."

         2. SECTION 5.6 OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

                  "5.6 Minimum Prepaid Lines. Maintain Minimum Prepaid Lines commencing May 1, 2000, as follows, to be tested as follows:

                  Time Period                  Minimum Prepaid Lines
                  -----------                  ---------------------
                  as of April 28, 2000         115,000

                  as of May 31, 2000           130,000

                  as of June 30, 2000          145,000

                  as of the last day of each Fiscal Quarter after June 30, 2000, the Borrower shall increase its Minimum Prepaid Lines by 25,000 over the amount of Minimum Prepaid Lines for the prior Fiscal Quarter."

         3. SECTION 5.8 OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

                  "5.8 Maximum Net Loss/Minimum Net Income. Maintain Maximum Net Loss/Minimum Net Income for each Fiscal Quarter, commencing with the Fiscal Quarter ending March 30, 2000, as follows, to be tested quarterly:

                  Time Period                                        Minimum Net Income
                  -----------                                        ------------------
                  Fiscal Quarter ending March 30, 2000        ($4,500,000.00) Maximum Net Loss

                  Fiscal Quarter ending June 30, 2000         ($3,000,000.00) Maximum Net Loss

                  Fiscal Quarter ending September 30, 2000    ($500,000.00) Maximum Net Loss

                  Each Fiscal Quarter thereafter              + $500,000.00 Minimum Net Income"




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         4.       SECTION 5.10 OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED
IN ITS ENTIRETY AS FOLLOWS:

                  "5.10 Minimum Total Stockholder's Equity. Maintain for each fiscal quarter commencing with the quarter ending March 30, 2000, a Minimum Total Stockholder's Equity as follows, to be tested quarterly:

                  Time Period                                    Minimum Total Stockholder's Equity
                  -----------                                    ----------------------------------
                  Fiscal Quarter ending March 30, 2000           ($6,200,000.00)

                  Fiscal Quarter ending June 30, 2000            ($2,000,000.00)

                  Fiscal Quarter Ending September 30, 2000       ($2,500,000.00)


                  as of the last day of each Fiscal Quarter after September 30, 2000, the Borrower shall increase its Minimum Total Stockholder's Equity by $500,000.00 over the amount of Minimum Total Stockholders's Equity for the prior Fiscal Quarter."

         5.       THE CREDIT AGREEMENT IS FURTHER AMENDED BY ADDING A NEW
SECTION 5.22 THERETO AS FOLLOWS:

                  "5.22 Minimum Additional Capital. The Borrower shall have raised from the date hereof through June 30, 2000 a minimum additional capital and equity contribution of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), provided however that evidence thereof to be received by the Bank on or before June 30, 2000 shall consist of the following:

                  a) a written agreement by the equity contributor outlining the terms and conditions of said contribution; and

                  b) evidence delivered to the Bank reasonably satisfactory to it in its sole discretion as to the financial substance and resources of said equity contributor; and

                  c) any and all conditions and contingencies for said equity contribution shall be reasonably satisfactory to the Bank in its sole discretion; and

                  d) the date by which said contingency shall have satisfied and said funds shall have been contributed to the Bank shall reasonably acceptable to the Bank in its sole discretion."


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
SECTION II. AMENDMENT TO THE ORIGINAL NOTE.

         The Original Note is amended and restated in its entirety by the Borrower's execution and delivery to the Bank of that certain Amended and Restated Revolving Credit Promissory Note in the original principal amount of Five Million Dollars ($5,000,000.00) a form of which is attached hereto as Exhibit A, with all blanks completed, and duly executed by the Borrower (referred to herein as the "Successor Note").

SECTION III. CONDITIONS.

         A.       CONDITION PRECEDENT - DELIVERY OF DOCUMENTS.

                  The Bank shall have no obligation to make advances under the Credit Agreement unless the following conditions are satisfied or waived by the
Bank:

                  1. The Borrower has delivered to the Bank the following documents in form and substance satisfactory to the Bank, the receipt of which is hereby acknowledged (the "Amendment Documents"):

                           a) the Successor Note, duly executed by the Borrower;

                           b) Certificate of No Default from the Borrower, duly executed by the Borrower;

                           c) Corporate Borrowing Authorization and Certificate of Incumbency of Officers and Directors - the Borrower;

                           d) Corporate Guaranty Authorization and Certificate of Incumbency of Officers and Directors and Identification of Shareholders
                                    - The Cellular Hotline, Inc.; and

                           e) a Fifteen Thousand Dollar ($15,000.00) fee, payable on even date, for the Waiver by the Bank dated March 28, 2000 of certain loan covenant defaults; and

                           f) the delivery of such other documents reflected in that certain Closing Agenda attached hereto as Exhibit A and incorporated herein by reference, as may be reasonably required by the Bank in connection with the transaction contemplated hereby.

                  2. All legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to the Bank and its counsel.

         B.       RECONFIRMATION OF COVENANTS, REPRESENTATIVES AND WARRANTIES.


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
                  1. The Borrower further reaffirms all of its obligations, as amended hereby, under the Credit Agreement, and under the Security Documents.

                  2. The Borrower acknowledges that upon its delivery to the Bank of the duly executed Amendment Documents, that all representations, warranties and covenants set forth in the Credit Agreement are deemed to be made again as of the date of the delivery hereof, and that the Borrower does not have any information contrary to (a) any of the conclusions reflected in that certain set of projections prepared by Borrower and delivered to Lender; or (b) any of the assumptions or premises upon which said projections were based.

         C.       RESERVATION OF RIGHTS.

                  The Bank and the Borrower agree that:

                           a) This Agreement evidences solely the amendment of the terms and provisions of the Borrower's obligations under the Credit Agreement and the Original Note, and is not a novation or discharge thereof;

                           b) Notwithstanding the terms hereof: the Bank hereby reserves its rights against the Borrower under the Credit Agreement and the Original Note, as provided under the Commonwealth of Massachusetts law and judicial precedent, as in effect from time to time;

                           c) There are no other understandings, express or implied between the Bank and the Borrower regarding the Credit Agreement and the Original Note; and d) Notwithstanding any prior course of practice or conduct, the Borrower acknowledges that the Bank has not waived, and has no obligation to waive, any subsequent Events of Default under the Credit Agreement and the Original Note, or under this Agreement.

         D.       EFFECT OF AMENDMENT.

                  1. Except as amended hereby, the Credit Agreement and the Original Note and all other documents entered into in connection therewith shall:

                           a) remain in full force and effect in accordance with
their original terms and nothing herein shall be deemed to modify, abrogate, waive or extend any other provision in the Credit Agreement and the Original Note or in any other document, agreement or instrument executed in connection therewith or pursuant thereto prior to the execution of this Agreement, including without limitation any of the Borrower's liabilities to the Bank or any of the Bank's rights with respect to such liabilities; and

                           2) be in all respects ratified and affirmed.


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
                  Notwithstanding the foregoing, any amendments of the Credit Agreement and the Original Note to which the parties hereto have agreed previously and which are not incorporated herein by reference or otherwise, shall be deemed of no further force and effect upon the execution hereof.

                  2. The Borrower acknowledges that all of the liabilities and obligations of the Borrower to the Lender now existing and hereafter incurred are secured by the security described in the Security Documents defined in the Credit Agreement and by the security described in the Amendment Documents; the Borrower further acknowledges that the Bank is relying upon the security described above, both as entered into on July 9, 1999 and as entered into from time to time thereafter, as security for the financing represented by the Liabilities and as security for all other obligations of the Borrower to the Bank.

         E.       GENERAL.

                  1. CONSTRUCTION Incorporated herein by reference are the representations, warranties, agreements, affirmative and negative, definitions, terms and conditions all as set forth in (i) the Credit Agreement and the Original Note and all documents executed in connection therewith or pursuant thereto and (ii) the Amendment Documents. This Agreement and the Credit Agreement and the Original Note, and the Amendment Documents shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Agreement shall supersede and control the terms, provisions and conditions of the Credit Agreement and the Original Note and the Amendment Documents.

                  2. GOVERNING LAW. This Agreement, the Successor Note, the Original Note and the Credit Agreement and all Security Documents thereunder, and the rights and obligations of the parties hereunder, shall in all respects be governed by, and interpreted and determined in accordance with, the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).


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
                  3. SECURITY DOCUMENTS. The Borrower and The Cellular Hotline, Inc., by its signature hereto, agree that:

         a) the Security Documents (defined in the Credit Agreement) are amended to reflect that the obligations and liabilities secured thereby are deemed amended pursuant to this Amendment Agreement, as incorporated therein by reference; and

         b) except as specifically amended hereby, the Security Documents, and all indebtedness incurred pursuant thereto shall remain in full force and effect, in accordance with their original terms as previously amended, and nothing herein shall be deemed to modify, abrogate, waive or extend any other provision in the Security Documents, except as previously amended, or in any other document, agreement, or instrument executed in connection therewith or pursuant thereto prior to the execution of this Agreement, including without limitation any of the Borrower's or The Cellular Hotline, Inc.'s liabilities to the Bank or any of the Bank's rights with respect to such liabilities; and

         c) the Security Documents, as amended hereby, shall continue to secure the Borrower's obligations under the Credit Agreement, the Original Note and all other obligations of the Borrower and of The Cellular Hotline, Inc. to the Bank, whether now existing or hereafter arising.

                  3. WAIVER OF TRIAL BY JURY. BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREIN, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND TO AMEND THE REVOLVING CREDIT FACILITY.

         IN WITNESS WHEREOF, the Bank and the Borrower have caused their duly authorized officers to execute this Agreement as of the day and year first above written as an instrument under seal.

WITNESS:                              SHARED TECHNOLOGIES CELLULAR, INC.


________________________________      By: /s/ Vincent DiVincenzo
                                         Title: CFO

                      SIGNATURES CONTINUED ON THE NEXT PAGE


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
                    SIGNATURES CONTINUED FROM THE PRIOR PAGE

                                      CITIZENS BANK OF MASSACHUSETTS



________________________________      By:/s/ Michael S. St. Jean
                                          Michael S. St.Jean
                                          Title: Vice President

                            CONSENT AND CONFIRMATION

         The undersigned consents to the amendment of the Credit Agreement pursuant to the Second Amendment Agreement, and the terms of the Second Amendment Agreement, including but not limited to Section III. E. 3. thereof, and of all underlying documents referred to therein and all documents entered into pursuant thereto or in connection therewith.

         The undersigned confirms its obligations under that certain Guaranty dated as of July 7, 1999 (the "Guaranty"), executed by the undersigned, of all Liabilities (as defined in the Guaranty), as amended hereby, of the Borrower to the Bank, and confirms its obligations under all documents securing the Guaranty.

         IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute this Consent and Confirmation as of the ____ day of April, 2000.

WITNESS:                              THE CELLULAR HOTLINE, INC.


________________________________      By:________________________________
                                        Its:

STATE OF CONNECTICUT
COUNTY OF HARTFORD

         In Whethersfield on the ______ day of April, 2000, before me personally appeared the above-named ________________________________________,
___________________________________ of SHARED TECHNOLOGIES CELLULAR, INC. to me
known and known by me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.


                                        __________________________________
                                        Notary Public
                                        My Commission Expires:


                      NOTARIZATIONS CONTINUED ON NEXT PAGE



                                      -8-
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                     NOTARIZATIONS CONTINUED FROM PRIOR PAGE

STATE OF CONNECTICUT
COUNTY OF HARTFORD

         In Whethersfield on the ______ day of April , 2000, before me personally appeared the above-named ________________________________________,
________________________________________ of THE CELLULAR HOTLINE, INC. to me
known and known by me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.



                                        __________________________________
                                        Notary Public
                                        My Commission Expires:


STATE OF MASSACHUSETTS
COUNTY OF SUFFOLK

         In Boston on the ______ day of April, 2000, before me personally appeared the above-named Michael S. St. Jean, Vice President of CITIZENS BANK OF MASSACHUSETTS, of Boston, Massachusetts to me known and known by me to be the party executing the foregoing instrument on behalf of said Massachusetts Bank and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said Massachusetts Bank.



                                        __________________________________
                                        Notary Public
                                        My Commission Expires:


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